Exhibit 99.h.ii

EXECUTION COPY

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AGREEMENT is made as of November 1, 2014 by and between TrimTabs ETF Trust, a Delaware statutory trust (the “Trust”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”).

WITNESSETH :

WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trust desires to retain BNY Mellon to provide for the series of the Trust (each a “Fund” and together, the “Funds”) identified on Exhibit A hereto, as amended from time to time, the services described herein, and BNY Mellon is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.           Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Authorized Person” shall mean each person, whether or not an officer or an employee of the Trust, duly authorized by the Board to execute this Agreement and to give Instructions on behalf of the Trust or any Fund as set forth in Exhibit B hereto and each Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.  From time to time the Trust may deliver a new Exhibit B to add or delete any person and BNY Mellon shall be entitled to rely on the last Exhibit B actually received by BNY Mellon.

“BNY Mellon Affiliate” shall mean any office, branch, or subsidiary of The Bank of New York Mellon Corporation.

“Board” shall mean the Trust’s board of trustees.

“Confidential Information” shall have the meaning given in Section 20 of this Agreement,

“Documents” shall mean such other documents, including, but not limited to, Board resolutions, including resolutions of the Board authorizing the execution, delivery and performance of this Agreement by the Trust, and opinions of outside counsel, as BNY Mellon may reasonably request from time to time, in connection with its provision of services under this Agreement.

“Instructions” shall mean Oral Instructions or written communications actually received by BNY Mellon by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by BNY Mellon as available for use in connection with the services hereunder, from an Authorized Person or person believed in good faith by BNY Mellon to be an Authorized Person.

“Investment Advisor” shall mean, with respect to each Fund, the entity or entities identified by the Trust to BNY Mellon as the entity having investment responsibility with respect to the Fund.

“Net Asset Value” shall mean the per share value of a Fund, calculated in the manner described in the Fund’s Offering Materials.

“Offering Materials” shall mean a Fund’s currently effective prospectus and most recently filed registration statement with the SEC relating to shares of the Fund.

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“Organizational Documents” shall mean certified copies of the Trust’s certificate of trust, Trust Instrument, by-laws, material contracts, Offering Materials, all SEC exemptive orders issued to the Trust, required filings or similar documents of formation or organization, as applicable, delivered to and received by BNY Mellon.

“Oral Instructions” shall mean oral instructions received by BNY Mellon under permissible circumstances specified herein as being from an Authorized Person or person believed in good faith by BNY Mellon to be an Authorized Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act, and the rules thereunder.

“Shares” means the shares of beneficial interest, no par value per share, of the Funds.

2.           Appointment.

The Trust, on behalf of each Fund, hereby appoints BNY Mellon as its agent for the term of this Agreement to perform the services described herein. BNY Mellon hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

3.           Representations and Warranties.

The Trust, on behalf of itself and each Fund, as applicable, hereby represents and warrants to BNY Mellon, which representations and warranties shall be deemed to be continuing, that:

(a)          It is organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)          This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action of the Board and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

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To the best of the Fund’s knowledge, its Investment Advisor is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

(c)          The Trust is conducting its business in material compliance with all applicable laws and regulations, both state and federal, has made and will continue to make all necessary filings including tax filings and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Organizational Documents, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;

(d)          The method of valuation of securities and the method of computing the Net Asset Value shall be as set forth in the Offering Materials of the Funds;

(e)          To the extent the performance of any services described in Schedule I attached hereto by BNY Mellon in accordance with the then effective Offering Materials would violate any applicable laws or regulations, the Trust shall immediately so notify BNY Mellon in writing and thereafter shall either furnish BNY Mellon with the appropriate values of securities, Net Asset Value or other computation, as the case may be, or, subject to the consent of BNY Mellon, which approval shall not be unreasonably withheld, instruct BNY Mellon in writing to value securities and/or compute Net Asset Value or other computations in a manner the Trust specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Trust that the same is consistent with all applicable laws and regulations and with its Offering Materials;

(f)          The terms of this Agreement, the fees and expenses associated with this Agreement and any benefits accruing to BNY Mellon, the Investment Advisor or a sponsor or any affiliate of the Trust in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, signing payments or periodic payments made or to be made by BNY Mellon to such Investment Advisor or sponsor or any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board and that, if required by applicable law, the Board has approved or will approve the terms of this Agreement, any such fees and expenses and any such benefits;

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(g)          Each person named on Exhibit B hereto is duly authorized by the Trust to be an Authorized Person hereunder;

(h)          It has implemented, and is acting in accordance with, procedures reasonably designed to ensure that it will disseminate to all market participants, other than Authorized Participants (as defined in its Offering Materials Prospectus and Statement of Additional Information), each calculation of Net Asset Value provided by BNY hereunder to Authorized Participants at the time BNY Mellon provides such calculation to Authorized Participants; and

(i)          The Trust shall promptly notify BNY Mellon in writing of any and all legal proceedings or securities investigations filed or commenced against the Trust, the Investment Advisor, if related to its advisory services, or the Board.

4.           Delivery of Documents.

The Trust shall promptly provide, deliver, or cause to be delivered from time to time, to BNY Mellon the Organizational Documents, a copy of any and all SEC exemptive orders issued to the Fund, if applicable, and Documents and other materials used in the distribution of Shares and all amendments thereto as may be necessary for BNY Mellon to perform its duties hereunder. BNY Mellon shall not be deemed to have notice of any information (other than information, including Documents, supplied by BNY Mellon) contained in such Organizational Documents, Documents or other materials until they are actually received by BNY Mellon.

5.           Duties and Obligations of BNY Mellon.

(a)          Subject to the direction and supervision of the Board and the provisions of this Agreement, BNY Mellon shall provide to the Trust, and to each Fund as applicable, the administrative services and the valuation and computation services listed on Schedule I attached hereto.

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(b)          In performing hereunder, BNY Mellon shall provide, at its expense, office space, facilities, equipment and personnel.

(c)          BNY Mellon shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, or other services normally performed by the Trust’s counsel or independent auditors and the services provided by BNY Mellon do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person, and the Trust acknowledges that BNY Mellon does not provide public accounting or auditing services or advice and will not be making any tax filings, or doing any tax reporting on its behalf, other than those specifically agreed to hereunder. The scope of services provided by BNY Mellon under this Agreement shall not automatically be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase in the scope of services.

(d)          The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, independent auditors, transfer agent, and any other service provider to cooperate with BNY Mellon and to provide BNY Mellon, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, and which in the opinion of BNY Mellon, is necessary in order to enable BNY Mellon to perform its duties hereunder. In connection with its duties hereunder, and except to the extent that any information, documents or advice is created by BNY Mellon or any BNY Mellon Affiliate in connection with any services provided to the Trust under this Agreement or otherwise, and not reliant on any third-party data, BNY Mellon shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to BNY Mellon by any of the aforementioned persons. BNY Mellon shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information, documents or advice to be provided to BNY Mellon by a third party as provided herein and shall be held harmless by the Trust when acting in reliance upon such information, documents or advice relating to the Trust. All fees or costs charged by such persons shall be borne by the Trust. In the event that any services performed by BNY Mellon hereunder rely, in whole or in part, upon information obtained from a third-party service utilized or subscribed to by BNY Mellon which BNY Mellon in its reasonable judgment deems reliable (“Third-Party Services”), BNY Mellon shall not have any responsibility or liability for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information, provided however that to the extent the Trust experiences losses on the basis of Third-Party Services, BNY Mellon shall pursue any claims it may have against the third-party service provider, under the relevant agreement for services, and shall pass through any recovery on a pro-rata basis to the Trust.

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(e)          Nothing in this Agreement shall limit or restrict BNY Mellon, any BNY Mellon Affiliate or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to some or all of the services provided hereunder.

(f)          The Trust shall furnish BNY Mellon with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY Mellon in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses, and the value of any securities lending related collateral investment account(s). BNY Mellon shall not be required to include as Fund liabilities and expenses, nor as a reduction of Net Asset Value, any accrual for any federal, state, or foreign income taxes unless the Trust shall have specified to BNY Mellon in Instructions the precise amount of the same to be included in liabilities and expenses or used to reduce Net Asset Value. The Trust shall also furnish BNY Mellon with bid, offer, or market values of securities if BNY Mellon notifies the Trust that same are not available to BNY Mellon from a security pricing or similar service utilized, or subscribed to, by BNY Mellon which the Trust directs BNY Mellon to utilize, and which BNY Mellon in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY Mellon with bid, offer, or market values of securities and instruct BNY Mellon in Instructions to use such information in its calculations hereunder. Except as directed by the Trust, BNY Mellon shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service. In no event shall BNY Mellon be required to determine whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof.

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(g)          BNY Mellon may apply to an Authorized Person of the Trust for Instructions with respect to any matter arising in connection with BNY Mellon’s performance hereunder, and BNY Mellon shall not be liable for any action taken or omitted to be taken by it in good faith without gross negligence or willful misconduct in accordance with such Instructions. Such application for Instructions may, at the option of BNY Mellon, set forth in writing any action proposed to be taken or omitted to be taken by BNY Mellon with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. BNY Mellon shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY Mellon has received Instructions from an Authorized Person in response to such application specifying the action to be taken or omitted.

(h)          BNY Mellon may consult with legal counsel to the Trust or its outside counsel about matters involving the Trust or any Fund, at the Trust’s reasonable expense not to exceed $25,000 for any such consultation, unless expense in excess of such amount is approved by the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith without gross negligence or willful misconduct in the execution of such advice or opinion of such counsel.

(i)           Notwithstanding any other provision contained in this Agreement or Schedule I attached hereto, BNY Mellon shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund, (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto. Further, BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles. BNY Mellon is solely responsible for processing Fund portfolio holdings, as identified by the Trust or its Authorized Persons, in accordance with U.S. tax laws and regulations.

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(j)           BNY Mellon shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I attached hereto, and no other covenant or obligation shall be implied against BNY Mellon in connection with this Agreement.

(k)          BNY Mellon, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Instructions, explanations, information, specifications, Documents and documentation furnished to it by an Authorized Person and, unless provided with or otherwise informed by an Authorized Person that such Instructions, explanations, information, specifications, Documents or documentation have been revised, amended or superceded, shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, explanations, information, specifications, Documents or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Shares effected by or on behalf of a Fund. In the event BNY Mellon’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY Mellon which the Trust directs BNY Mellon to utilize, and which BNY Mellon in its judgment deems reliable, BNY Mellon shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY Mellon shall not be required to inquire into any valuation of securities or other assets by the Trust or any third party described in this sub-section (k) even though BNY Mellon in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

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(l)           BNY Mellon, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Trust.

(m)         BNY Mellon shall not be responsible for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) which occur directly or indirectly by reason of circumstances beyond its reasonable control (“Force Majeure Event”) in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY Mellon, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, action or inaction of civil or military authority, national emergencies, public enemy, war, terrorism, riot, non-performance by a third party (which term does not include any BNY Mellon Affiliate), failure of the mails, communications, computer (hardware or software) services, or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above. For the avoidance of doubt, any inability of BNY Mellon to perform its duties under this Agreement which occurs directly or indirectly by reason of BNY Mellon or any BNY Mellon Affiliates failure to maintain reasonable cyber security measures do not constitute Force Majeure Events. Nor shall BNY Mellon be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY Mellon or a BNY Mellon Affiliate to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY Mellon in the performance of its duties under this Agreement. BNY Mellon shall have a duty to mitigate the damages contemplated by this Section 5(m) where it is reasonably able to do so.

(n)          BNY Mellon shall provide internally, or shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, BNY Mellon shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. Provided BNY Mellon has acted with the reasonable care and due diligence of persons acting in a similar capacity as a professional administrator or fund accountant, BNY Mellon shall have no liability with respect to the loss of data or service interruptions caused by equipment failure. BNY Mellon represents that it and each BNY Mellon Affiliate that provides services to the Trust under this Agreement maintains and regularly tests disaster recovery plans and contingency back-up services.

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(o)          BNY Mellon represents that it and each BNY Mellon Affiliate that maintains or has access to non-public personal consumer/customer financial information (“NPPI”): (i) has procedures in place reasonably designed to protect the privacy of NPPI to the extent required by applicable law, rule and regulation and appropriate in light of increasing threats to information and cybersecurity. BNY Mellon agrees to notify the Trust as promptly as practicable upon the event of any loss of data, unauthorized access to data, or data security breach involving such information relating to the Trust.

(p)          In case of any requests or demands for the inspection of the records of the Trust maintained by BNY Mellon, BNY Mellon will as promptly as practicable under the circumstances employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. BNY Mellon reserves the right, however, to exhibit the requested records without such notice or authorization of the Trust to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

6.           Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses of the Trust or Funds arising or incurred in connection with the performance of this Agreement shall be paid by the Trust or the appropriate Fund to which the expense is allocable.

7.           Portfolio Compliance Services.

(a)          If Schedule I contains a requirement for BNY Mellon to provide the Trust with portfolio compliance services, such services shall be provided pursuant to the terms of this Section 7 (the “Portfolio Compliance Services”). The precise compliance review and testing services to be provided shall be as directed by each Fund and as mutually agreed between BNY Mellon and the Trust, and the results of BNY Mellon’s Portfolio Compliance Services shall be detailed in a portfolio compliance summary report (the “Compliance Summary Report”) prepared on a periodic basis as mutually agreed. Each Compliance Summary Report shall be subject to review and approval by the Trust. BNY Mellon shall have no responsibility or obligation to provide Portfolio Compliance Services other that those services specifically listed in Schedule I.

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(b)          The Trust will examine each Compliance Summary Report delivered to it by BNY Mellon and notify BNY Mellon of any error, omission or discrepancy within ten (10) days of its receipt. The Trust acknowledges that unless it notifies BNY Mellon of any error, omission or discrepancy within 10 days, such Compliance Summary Report shall be deemed final and shall not be reissued. If the Trust learns of any out-of-compliance condition before receiving a Compliance Summary Report reflecting such condition, the Trust will notify BNY Mellon of such condition within one (1) business day after discovery thereof.

(c)          While BNY Mellon will endeavor to identify out-of-compliance conditions, BNY Mellon does not and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify all such conditions. In the event of any errors or omissions in the performance of Portfolio Compliance Services the Trust’s sole and exclusive remedy and BNY Mellon’s sole liability shall be limited to re-performance by BNY Mellon of the Portfolio Compliance Services affected and in connection therewith the correction of any error or omission, if practicable and the preparation of a corrected report, at no cost to the Trust.

8.           Rule 38a-1 and Regulatory Administration Services.

(a)          If Schedule I contains a requirement for BNY Mellon to provide the Fund with compliance support services related to Rule 38a-1 promulgated under the 1940 Act and/or regulatory administration services, such services shall be provided pursuant to the terms of this Section 8 (such services, collectively hereinafter referred to as the “Regulatory Support Services”).

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(b)          Notwithstanding anything in this Agreement to the contrary, the Regulatory Support Services provided by BNY Mellon under this Agreement are administrative in nature and do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person.

(c)          All work product produced by BNY Mellon in connection with its provision of Regulatory Support Services under this Agreement is subject to review and approval by the Trust and by the Trust’s legal counsel. The Regulatory Support Services performed by BNY Mellon under this Agreement will be at the request and direction of the Trust and/or its chief compliance officer (the “Trust’s CCO”), as applicable. BNY Mellon disclaims liability to the Trust, and the Trust is solely responsible, for the selection, qualifications and performance of the Trust’s CCO and the adequacy and effectiveness of the Trust’s compliance program.

9.           Standard of Care; Indemnification.

(a)          BNY Mellon shall at all times act in good faith and exercise reasonable care and due diligence in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, unless such errors are caused by BNY Mellon’s or BNY Mellon Affiliate’s own gross negligence, bad faith, or willful misconduct or that of its officers, employees or agents, or its breach of any representation or warranty (“Liable Conduct”). In the event that a claim is asserted against the Trust arising directly out of any action or inaction of BNY Mellon or BNY Mellon Affiliate in connection with which BNY Mellon failed to carry out its duties in accordance with its standard of care as set forth herein, BNY Mellon shall indemnify the Trust for any and all such direct losses. This indemnity shall be a continuing obligation of the BNY Mellon, its successors and assigns, notwithstanding the termination of this Agreement. In no event shall the BNY Mellon or any BNY Mellon Affiliate be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY Mellon and any BNY Mellon Affiliate shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund.

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(b)          The Trust shall indemnify and hold harmless BNY Mellon and any BNY Mellon Affiliate from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY Mellon or any BNY Mellon Affiliate, by reason of or as a result of any action taken or omitted to be taken by BNY Mellon or any BNY Mellon Affiliate without Liable Conduct or in reliance upon (i) any law, act, regulation or reasonable interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Offering Materials or Documents (excluding information therein provided by BNY Mellon or any BNY Mellon Affiliate), (iii) any Instructions, or (iv) any opinion of legal counsel for the Trust or outside counsel for BNY Mellon, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of this Agreement; provided, that the Trust shall not indemnify BNY Mellon or any BNY Mellon Affiliate for costs, expenses, damages, liabilities or claims for which BNY Mellon or any BNY Mellon Affiliate is liable under the preceding sub-section 9(a). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. In no event shall the Trust be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. Without limiting the generality of the foregoing, the Trust shall indemnify BNY Mellon and any BNY Mellon Affiliate against and save BNY Mellon and any BNY Mellon Affiliate harmless from any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

I.           Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY Mellon by the Trust or any third party on behalf of the Trust (other than BNY Mellon or a BNY Mellon Affiliate);

II.          Action or inaction taken or omitted to be taken without Liable Conduct, in the carrying out of such action or inaction, by BNY Mellon or any BNY Mellon Affiliate pursuant to Instructions of the Trust or otherwise;

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III.         Any action taken or omitted to be taken by BNY Mellon in good faith and carried out without Liable Conduct in accordance with the advice or opinion of legal counsel for the Trust or its outside counsel;

IV.         Any improper use by the Trust or its agents, distributor or investment advisor of any valuations or computations supplied by BNY Mellon pursuant to this Agreement;

V.          The method of valuation of the securities and the method of computing each Fund’s Net Asset Value; or

VI.         Any valuations of securities, other assets, or Net Asset Value provided by the Trust.

(c)         In order that the indemnification provisions contained in this section 9 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall as promptly as practicable under the circumstances notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all material developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent which shall not be unreasonably withheld.

(d)          Actions taken or omitted in reliance on Instructions or upon any information, order, indenture, stock certificate, membership certificate, power of attorney, assignment, affidavit or other instrument believed by BNY Mellon in good faith to be from an Authorized Person, or upon the opinion of legal counsel for the Trust or its outside counsel, shall be conclusively presumed to have been taken or omitted in good faith.

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10.         Compensation.

For the services provided hereunder, the Trust agrees to pay BNY Mellon such compensation as is mutually agreed to in writing by the Trust and BNY Mellon from time to time and such actual out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY Mellon in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Trust authorizes BNY Mellon to debit the Funds’ custody accounts for all amounts due and payable hereunder. BNY Mellon shall deliver to the Trust invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY Mellon, each Fund’s Net Asset Value shall be computed at the times and in the manner specified in the Fund’s Offering Materials.

11.         Records; Visits.

(a)          The books and records pertaining to the Trust and its Funds which are in the possession or under the control of BNY Mellon or any BNY Affiliate shall be the property of the Trust. The Trust and Authorized Persons shall have access to such books and records at all times during BNY Mellon’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by BNY Mellon to the Trust or to an Authorized Person, at the Trust’s expense.

(b)          BNY Mellon shall keep all books and records with respect to each Fund’s books of account, records of each Fund’s securities transactions and all other books and records as required by Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

12.         Term of Agreement.

(a)          The term of this Agreement shall be three years commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Renewal Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Renewal Term or, unless earlier terminated as provided below:

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(b)          Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days of receipt of such notice. In all cases, termination by the non-defaulting party shall not constitute a waiver by the non-defaulting party of any other rights it might have under this Agreement or otherwise against the defaulting party.

(c)          Notwithstanding any other provision of this Agreement, either party may in its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) such other party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) such other party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) such other party makes a general assignment for the benefit of creditors; or (iv) such other party admits in any recorded medium, written, electronic or otherwise, its inability to pay its debts as they come due. Either party may exercise its termination right under this Section 12(c) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 12(c) shall be without any prejudice to any other remedies or rights available to that party and shall not be subject to any fee or penalty, whether monetary or equitable.

(d)          The Trust may terminate this Agreement prior to the expiration of the Initial Term upon at least ninety (90) days’ prior written notice in the event that the Board votes to liquidate the Trust and terminate its registration with the SEC.

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13.         Amendment.

This Agreement may not be amended, changed or modified in any manner except by a written agreement executed by BNY Mellon and the Trust.

14.         Assignment; Subcontracting.

(a)          This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable or delegable by the Trust without the written consent of BNY Mellon, or by BNY Mellon without the written consent of the Trust.

(b)          Notwithstanding the foregoing: (i) BNY Mellon may assign, subcontract or transfer this Agreement to any BNY Mellon Affiliate, provided that BNY Mellon gives the Trust thirty (30) days’ prior written notice of such assignment or transfer and such assignment or transfer does not impair the provision of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNY Mellon; (ii) BNY Mellon may subcontract with, hire, engage or otherwise outsource to any BNY Mellon Affiliate with respect to the performance of any one or more of the functions, services, duties or obligations of BNY Mellon under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNY Mellon of any of its liabilities hereunder; (iii) BNY Mellon may otherwise subcontract with, hire, engage or otherwise outsource to an unaffiliated third party the performance of any one or more of the functions, services, duties or obligations of BNY Mellon under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall require the prior written consent of the Trust and shall not relieve BNY Mellon of any of its liabilities hereunder; and (iv) BNY Mellon, in the course of providing certain additional services requested by the Trust, including but not limited to, Typesetting, Money Market Fund, or eBoard Book services (“Vendor Eligible Services”) as further described in Schedule I, may in its sole discretion, enter into an agreement or agreements with a financial printer, or electronic services provider (“Vendor”) to provide BNY Mellon with the ability to generate certain reports or provide certain functionality. BNY Mellon shall not be obligated to perform any of the Vendor Eligible Services unless an agreement between BNY Mellon and the Vendor for the provision of such services is then-currently in effect, and shall only be liable for the failure to reasonably select the Vendor. Upon request, BNY Mellon will disclose the identity of the Vendor and the status of the contractual relationship, and the Trust is free to attempt to contract directly with the Vendor for the provision of the Vendor Eligible Services.

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(c)          As compensation for the Vendor Eligible Services rendered by BNY Mellon pursuant to this Agreement, the Trust will pay to BNY Mellon such fees as may be agreed to in writing by the Trust and BNY Mellon. In turn, BNY Mellon will be responsible for paying the Vendor’s fees. For the avoidance of doubt, BNY Mellon anticipates that the fees it charges hereunder will be more than the fees charged to it by the Vendor, and BNY Mellon will retain the difference between the amount paid to BNY Mellon hereunder and the fees BNY Mellon pays to the Vendor as compensation for the additional services provided by BNY Mellon in the course of making the Vendor Eligible Services available to the Trust.

15.         Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction a party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party irrevocably agrees not to claim, and it hereby waives, such immunity.

16.         Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

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17.         No Waiver.

Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

18.         Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

if to the Trust, at:

TrimTabs ETF Trust

3 Harbor Way
Suite 112
Sausalito, CA 94965

Attention: Charles Biderman

with a copy to:

K&L Gates LLP

1600 Street, NW

Washington, DC 10006

Attention: Stacy Fuller, Esq.

if to BNY Mellon, at:

BNY Mellon
2 Hanson Place
Brooklyn, NY 11217
Attention: ETF Operations

with a copy to:

The Bank of New York Mellon
One Wall Street
New York, New York 10286
Attention: Legal Dept. - Asset Servicing

or at such other place as may from time to time be designated in writing.

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19.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

20.         Confidentiality.

(a)          Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or BNY Mellon and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or BNY Mellon a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law; (f) is Trust information provided by BNY Mellon in connection with an independent third party compliance or other review; (g) is necessary for BNY Mellon to release such information in connection with the provision of services under this Agreement; or (h) has been or is independently developed or obtained by the receiving party. In the event that the receiving party is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information which would be Confidential Information of the disclosing party except for said item (e) of this section 20, the receiving party will provide the disclosing party with notice as promptly as practicable under the circumstances of such request(s), if not prohibited, so that the disclosing party may seek an appropriate protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the receiving party may furnish that portion (and only that portion) of such information which it is legally required to disclose, and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded any information so furnished to the extent such confidential treatment is requested by the disclosing party. The provisions of this Section 20 shall survive termination of this Agreement.

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(b)          The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes BNY Mellon to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and BNY Mellon may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data (but not the Customer-Related Data independently), provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Trust. The Trust confirms that it is authorized to consent to the foregoing and that the disclosure and storage of information in connection with the Centralized Functions does not violate any relevant data protection legislation.

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21.         Limitation of Liability of the Trustees and Shareholders.

It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust; personally, but shall bind only the trust property of the Trust, as provided in its Trust Instrument. The execution and delivery of this Agreement have been authorized by the Board and signed by an officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Trust Instrument.

22.         Non-Solicitation.

During the term of this Agreement and for one (1) year thereafter, the Trust shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of BNY Mellon’s employees, and the Trust shall cause the Trust’s sponsor and any affiliates of the Trust to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment any of BNY Mellon’s employees. To “knowingly” solicit or recruit within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNY Mellon employee by the Trust, the Trust’s sponsor or an affiliate of the Trust if the BNY Mellon employee was identified by such entity solely as a result of the BNY Mellon employee’s response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

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23.         Customer Right of Access.

BNY Mellon shall, upon the Trust’s request, provide the Trust with a summary of the results of its latest SSAE-16 or equivalent control audit prepared by BNY Mellon’s external auditors and relating to the services provided hereunder. In addition and no more than annually, BNY Mellon will participate in the Trust’s reasonable information security questionnaire processes. Upon reasonable request, BNY Mellon will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of the Trust to review BNY Mellon’s internal controls and any deficiencies identified in the relevant SSAE-16 audit report. BNY Mellon shall provide to the Trust quarterly sub-certifications in connection with its Sarbanes-Oxley Act of 2002 certification requirements and as related to BNY Mellon’s internal controls. The Trust may view BNY Mellon’s security-related policies and procedures, however, no documentation may be copied, shared, transmitted or removed from BNY’s premises, except as mutually agreed. All nonpublic documentation and information disclosed to the Trust in accordance with this Section shall be deemed proprietary and confidential information of BNY Mellon. The Trust shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating BNY Mellon’s security controls, except that the Trust may disclose BNY Mellon’s SSAE-16 summary to the Trust’s external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information. The Trust shall reimburse BNY Mellon for any costs and expenses incurred in connection with any review of BNY’s security controls.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

TRIMTABS ETF TRUST

By:
on behalf of each Fund identified on Exhibit A attached hereto, as may be amended from time to time

Name:	Charles Biderman

Title:	President

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

25

EXHIBIT A

SCHEDULE OF FUNDS

The undersigned hereby certifies that she/he is an authorized signer of TrimTabs ETF Trust (the “Trust”), and that the following Funds are included under the Administration and Accounting Agreement, dated November 1, 2014, by and between the Trust and the Bank of New York Mellon.

TrimTabs U.S. Free-Cash-Flow ETF

TrimTabs Intl Free-Cash-Flow ETF

TRIMTABS ETF TRUST

By:

Name:	Charles Biderman

Title:	President

Date:

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

Date:

A-1

EXHIBIT B

I, [name], [title] of TrimTabs ETF Trust, a Delaware statutory trust (the “Trust”), do hereby certify that:

The following individuals serve in the following positions and each has been qualified therefor in conformity with the Trust’s Organizational Documents, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is designated as an Authorized Person under the Fund Administration and Accounting Agreement dated as of November 1, 2014 between the Trust and The Bank of New York Mellon.

Name	Position	Signature	Limitations on Authority

B-1

SCHEDULE I

Schedule of Services

All services provided in this Schedule of Services are subject to the review and approval of the appropriate Trust officers, Trust counsel, independent auditors and accountants, as may be applicable. The services included on this Schedule of Services may be provided by BNY Mellon or a BNY Mellon Affiliate, collectively referred to herein as “BNY Mellon”.

VALUATION AND COMPUTATION ACCOUNTING SERVICES

BNY Mellon shall provide the following valuation and computation accounting services for each Fund:

▪	BNY Mellon shall prepare and on behalf of the Trust all books and records of the Trust as required by Rule 31a-1 under the 1940 Act, and as such rule or any successor rule, may be amended from time to time, that are applicable to the fulfillment of BNY Mellon’s duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulation as may be mutually agreed to between the Trust and BNY Mellon. Without limiting the generality of the foregoing, BNY Mellon will prepare and maintain the following records upon receipt of information in proper form from the Trust or its authorized agents: (1) General Ledger, (2) General Journal, (3) Cash Receipts Journal, (4) Cash Disbursements Journal, (5) Subscriptions Journal, (6) Redemptions Journal, (7) Accounts Receivable Reports, (8) Accounts Payable Reports, (9) Open Subscriptions/Redemption Reports, (10) Transaction (Securities) Journal, and (11) Broker Net Trades Reports;
▪	BNY Mellon shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker’s Ledger) on a semi-annual basis for each Fund.
▪	The above reports may be prepared according to any other required frequency to meet the requirements of the Internal Revenue Service, the SEC and the Trust’s independent auditors;
▪	BNY Mellon shall maintain the following records on a daily basis for each Fund: (1) report of priced portfolio securities and (2) statement of net asset value per share;
▪	For internal control purposes, BNY Mellon uses the Account Journals produced by The Bank of New York Mellon Custody System to record daily settlements of the following for each Fund: (1) securities bought, (2) securities sold, (3) interest received, (4) dividends received, (5) capital stock sold, (6) capital stock redeemed, and (7) other income and expenses. All portfolio purchases for the Funds are recorded to reflect expected maturity value and total cost including any prepaid interest;
▪	Reconcile cash and investment balances of each Fund with the Fund’s custodian and provide a Fund’s investment adviser, as applicable, with the beginning cash balance available for investment purposes upon request;
▪	Calculate contractual expenses, net of waivers, if any, to be paid to the Trust’s Investment Advisor, distributor, custodian, transfer agent, administrator and service providers, as applicable;
▪	Calculate capital gains and losses;
▪	Calculate distribution rate per Share;
▪	Determine net income;

▪	Obtain security market quotes and currency exchange rates from pricing services approved by the Trust, or if such quotes are unavailable, then obtain such prices from the Fund’s Investment Advisor, and in either case, calculate the market value of each Fund’s investments in accordance with the Fund’s valuation policies or guidelines; provided, however, that BNY Mellon shall not under any circumstances be under a duty to independently price or value any of the Fund’s investments itself or to confirm or validate any information or valuation provided by the Investment Advisor or any other pricing source, nor shall BNY Mellon have any liability relating to inaccuracies or otherwise with respect to such information or valuations;
▪	Calculate Net Asset Value in the manner specified in the Offering Materials (which, for the service described herein, shall include the Net Asset Value error policy, where applicable). Such Net Asset Value reports and statements shall be provided to the Trust at 6:00 p.m. New York time and to Authorized Participants at 8:00p.m. New York time, in each case by such means as BNY Mellon and the Trust may agree upon from time to time;
▪	Transmit or make available a copy of the daily portfolio valuation to a Fund’s investment adviser;
▪	Publish basket to NSCC for each day on which trading occurs on the NYSE;
▪	Calculate monthly performance including total return, SEC yield calculations and portfolio average dollar-weighted maturity, as applicable;
▪	Report performance and other portfolio information to outside reporting agencies as directed by the Trust and assist in resolution of errors reported by such outside reporting agencies;
▪	Calculate monthly book basis 19a-1 disclosure percentages including any necessary restatements; and
▪	Compute portfolio turnover rate for inclusion in the annual and semi-annual shareholder reports.

FINANCIAL REPORTING AND RELATED SERVICES

BNY Mellon shall provide the following financial reporting and related services for each Fund:

▪	Report Preparation & Review
•	Prepare, for review and approval by an officer and Treasurer for the Trust, its counsel and its independent auditors financial information for the Trust’s semi-annual and annual reports (including schedules of investments and the related statements of operations, assets and liabilities and, changes in net assets, as well as the financial highlights and footnotes to the financial statements), and post-effective amendments to the Trust’s registration statement;
•	Review materials provided from external parties to BNY Mellon which, includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, report of independent auditors, and Fund management ;
•	Prepare each Fund’s quarterly schedule of portfolio holdings for inclusion in Form N-Q;
•	Prepare, circulate and maintain the Trust’s financial reporting production calendar;
•	Prepare and file (or coordinate the filing of) the Trust’s Form N-SAR;
•	Prepare and file (or coordinate the filing of) the Trust’s Form 24f-2;
•	Maintain country codes, industry class codes, security class codes and state codes;
•	Map individual general ledger accounts into master accounts to be displayed in the applicable financial reports;
•	Create components that will specify the proper grouping and sorting for display of portfolio information;

•	Create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter); and
•	Process, convert and load security and general ledger data.

▪	Coordination of Audit
•	Coordinate the Trust’s annual audit. In this connection, BNY Mellon will act as liaison with the Trust’s independent auditors and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Fund and other information and assistance, including the provision of a conference room at a BNY Mellon location, if necessary, as shall be reasonably requested by Trust management or the auditors.

TAX SERVICES

BNY Mellon shall provide the following tax services for each Fund:

▪	Tax Provision Preparation
•	Prepare fiscal year-end tax provision analysis;
•	Process tax adjustments on securities identified by the Trust that require such treatment;
•	Prepare ROCSOP adjusting entries; and
•	Prepare financial statement footnote disclosures.

▪	Excise Tax Distributions Calculations
•	Prepare calendar year tax distribution analysis;
•	Process tax adjustments on securities identified by the Trust that require such treatment; and
•	Prepare annual tax-based distribution estimate for each Fund.

▪	Other Tax Services

•	Prepare for execution and filing, the federal and state income and excise tax returns;
•	Prepare year-end Investment Company Institute broker/dealer reporting and prepare fund distribution calculations disseminated to broker/dealers;

•	Coordinate U.S.C. Title 26 Internal Revenue Code (“IRC”) §855 and excise tax distribution requirements;

▪	Uncertain Tax Provisions
•	Document all material tax positions taken by a Fund with respect to specified fiscal years and identified to BNY Mellon (“Tax Positions”);
•	Review each Fund’s: (i) tax provision work papers, (ii) excise tax distribution work papers, (iii) income and excise tax returns, (iv) tax policies and procedures, and (v) Subchapter M compliance work papers;
•	Determine as to whether or not Tax Positions have been consistently applied, and document any inconsistencies;
•	Review relevant statutory authorities;

•	Review tax opinions and legal memoranda prepared by tax counsel or tax auditors to a Fund;
•	Review standard industry practices, to the extent such practices are known to, or may reasonably be determined by, BNY Mellon; and
•	Delivery of a written report to the applicable Fund detailing such items.

FUND ADMINISTRATION SERVICES

BNY Mellon shall provide the following fund administration services for each Fund:

▪	In accordance with Instructions received from the Trust, and subject to portfolio limitations set forth in each Fund’s prospectus and statement of additional information or other documents provided by the Trust to BNY Mellon in writing from time to time, monitor such Fund’s compliance, on a post-trade basis, with the requirements of the 1940 Act and rules thereunder and such portfolio and other limitations, provided that BNY Mellon maintains in the normal course of its business all data necessary to measure the Fund’s compliance;
▪	Monitor the Fund’s status as a regulated investment company under Subchapter M of the IRC and Subchapter L of the IRC (if required);
▪	Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Fund approved invoices and expenses;
▪	Calculate Fund approved income and per share amounts required for periodic distributions to be made by the applicable Fund;
▪	Calculate total return information;
▪	Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis;
▪	Prepare and disseminate vendor survey information;
▪	If the chief executive officer or chief financial officer of a Fund is required to provide a certification as part of a Trust’s Form N-Q or Form N-CSR filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, provide a sub-certification in support of certain matters set forth in the aforementioned certification. Such sub-certification is to be in such form and relating to such matters as agreed to by BNY Mellon in advance. BNY Mellon shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other law, rule or regulation;
▪	Respond to, or refer to the Trust’s officers, Investment Advisor, distributor or transfer agent inquiries relating to the Funds;
▪	Assist the Trust with the filing of (or coordinating the filing of ) fidelity bond; and
▪	Administratively assist Trust counsel and the Trust in the handling of routine SEC examinations by providing those Trust documents that are on the SEC’s document request list and that are in the possession of BNY Mellon ..

REGULATORY ADMINISTRATION AND OTHER SERVICES

BNY Mellon shall provide the following regulatory administration services for each Fund:

▪	Maintain a regulatory calendar for each Fund listing various SEC filing and Board approval deadlines;
▪	Assemble and distribute board materials for quarterly meetings of the Board, including the drafting of agendas and resolutions for such quarterly meetings of the Board (with final selection of agenda items made by Trust counsel);
▪	Prepare relevant sections of the Board and committee materials, including fund accounting and financial reports, reasonably requested to be prepared by the Trust;
▪	Attend (in-person or telephonically) quarterly Board meetings and draft minutes thereof;
▪	Make presentations at quarterly Board and committee meetings where appropriate and upon reasonable request;
▪	Prepare for review and approval by an officer and Treasurer for the Trust and Trust counsel and coordinate the filing of annual post-effective amendments to the Trust’s registration statement (not including the initial registration statement or related to the addition of one or more series or classes);
▪	Prepare for review and approval by an officer and Treasurer for the Trust and Trust counsel and file (or coordinate the filing of) Forms N-CSR, N-Q, and N-PX (with the Trust supplying the voting records in the format required by BNY Mellon), as applicable; eBoard Book Services[1]:
•	Permit persons or entities entering a valid password to have electronic access, via an Internet-based secure website, to current quarterly board meeting materials and such other board meeting materials as may be agreed between BNY Mellon and the Trust;[1] and
▪	38a-1 Compliance Support Services
•	Provide compliance policies and procedures related to certain services provided by BNY Mellon and, if mutually agreed, certain of the BNY Mellon Affiliates; summary procedures thereof; and periodic certification letters.

1. Separate fees will apply for the noted service.